SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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                                 CURRENT REPORT
                             Pursuant to Section 13
                           or 15(d) of the Securities
                              Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 23, 1999
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                                 First BanCorp.
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             (Exact name of registrant as specified in this charter)



         Puerto Rico                  001-14793               66-0561882
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(State or other jurisdiction of   (Commission File No.)     (IRS Employer
                                                          Identification No.)
incorporation)


          1519 Ponce De Leon Avenue, San Juan, Puerto Rico 00908-0146
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              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (787) 729-8200
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

ITEM 5.  OTHER EVENTS

         On March 23, 1999, First BanCorp. (the "Company") announced plans to simplify its operations to make the Company more efficient and responsive in serving customers. The project, known as "The Next 50", was launched during late 1998, as the Company celebrated its 50th anniversary.

         Once the plan is fully implemented, the improvements are expected to add $12 million in annualized recurring pre-tax earnings, through cost reductions and revenues enhancements. The after tax costs related to the project are estimated to be $2.8 million.

         Project "The Next Fifty" was conducted with the assistance of Tandon Capital Associates, Inc.; a New York advisory firm.

         In addition, the Company, on April 12, 1999, released its unaudited earnings for the quarter ended March 31, 1999. The Company's press release also included certain unaudited balance sheet and operational data as of March 31, 1999. A copy of the press release disclosing the Company's unaudited earnings for March 31, 1999 is attached as an exhibit to this Current Report on Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA, FINANCIAL INFORMATION AND EXHIBITS

                  (c)  Exhibits

                           99.1     Press Release dated March 23, 1999.
                           99.2     Press Release dated April 12, 1999.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.


                                                         FIRST BANCORP.



                                             By:   /s/ Annie Astor de Carbonell
                                                       Annie Astor de Carbonell
                                                 Senior Executive Vice President
                                                    and Chief Financial Officer

Date:  April 14, 1999